Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Treasurer and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Fourth Quarter 2013 Earnings of

$27.7 Million or $0.29 per Diluted Share

TUPELO, Miss., January 22, 2014/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter and year ended December 31, 2013.

Highlights for the fourth quarter of 2013 included:

•	Net income of $27.7 million or $0.29 per diluted share.

•	Acquired Houston, Texas based Gem Insurance Agencies, LP (“GEM”), which is expected to produce annual insurance commission revenues of approximately $9 million.

•	Generated net loan growth of $184.9 million, or 8.4 percent annualized, which represents the third consecutive quarter of net loan growth.

•	The net interest margin increased to 3.52 percent for the fourth quarter of 2013 from 3.45 percent for the third quarter of 2013, benefitting from continued reduced funding costs as well as net loan growth.

•	Non-performing loans and leases (“NPLs”) declined $23.9 million, or 16.6 percent, compared to the third quarter of 2013, while non-performing assets (“NPAs”) decreased $31.4 million, or 14.2 percent, over the same period.

The Company reported net income of $27.7 million, or $0.29 per diluted share, for the fourth quarter of 2013 compared with net income of $17.0 million, or $0.18 per diluted share, for the fourth quarter of 2012 and net income of $24.9 million, or $0.26 per diluted share, for the third quarter of 2013. Additionally, the Company reported total net income of $94.1 million, or $0.99 per diluted share, for the year ended December 31, 2013 compared to $84.3 million, or $0.90 per diluted share, for the year ended December 31, 2012.

“Our results for the fourth quarter are reflective of the commitment that we have made to grow our Company,” remarked Dan Rollins, Chief Executive Officer. “We are pleased to report net

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BancorpSouth, Inc.

Box 789 — Tupelo, MS 38802-0789 — (662) 680-2000

BXS Announces Fourth Quarter Results

January 22, 2014

loan growth of almost $185 million, or 8.4 percent on an annualized basis. This accomplishment is attributable to the hard work and efforts of our lending team. While we have continued to produce quality credits throughout the cycle, these efforts are becoming more visible as the headwind caused by problem asset runoff continues to subside. These efforts contributed to improvement in our net interest margin for the quarter, which improved to 3.52 percent from 3.45 percent for the third quarter, as well as growth in net interest income.”

“We are also excited about the opportunity that the transaction with GEM provides for us to be able to continue to expand our insurance operations, particularly in a high-growth market like Houston, Texas,” commented Rollins. “GEM produces insurance commission revenues of approximately $9 million annually and, combined with our legacy Houston operation, should provide a solid foundation for us to be able to continue to grow in that market.”

Rollins added, “Our financial performance continues to benefit from consistent credit quality improvement.” Earnings for the quarter reflected no recorded provision for credit losses, which was a decrease from $6.0 million for the fourth quarter of 2012 and $0.5 million for the third quarter of 2013. NPLs declined $23.9 million, or 16.6 percent, during the fourth quarter of 2013 to $120.4 million at December 31, 2013 compared with $144.3 million at September 30, 2013 and declined $113.1 million, or 48.5 percent, from $233.6 million at December 31, 2012. In addition, total NPAs declined $31.4 million, or 14.2 percent, to $189.7 million at December 31, 2013 compared with $221.2 million at September 30, 2013 and declined $147.1 million, or 43.7 percent, from $336.8 million at December 31, 2012. Net charge-offs were $0.7 million for the fourth quarter of 2013 compared with $7.6 million for the third quarter of 2013 and $10.6 million for the fourth quarter of 2012.

Net Interest Revenue

Net interest revenue was $102.4 million for the fourth quarter of 2013, an increase of 1.5 percent from $100.9 million for the fourth quarter of 2012 and an increase of 2.2 percent from $100.2 million for the third quarter of 2013. The fully taxable equivalent net interest margin was 3.52 percent for the fourth quarter of 2013 compared to 3.44 percent for the fourth quarter of 2012 and 3.45 percent for the third quarter of 2013. Yields on loans and leases declined to 4.52 percent for the fourth quarter of 2013 compared with 4.76 percent for the fourth quarter of 2012 and 4.55 percent for the third quarter of 2013, while yields on total interest earning assets decreased to 3.86 percent for the fourth quarter of 2013 compared with 3.97 percent for the fourth quarter of 2012 and increased from 3.85 percent for the third quarter of 2013. The average cost of deposits declined to 0.34 percent for the fourth quarter of 2013 from 0.47 percent for the fourth quarter of 2012 and 0.36 percent for the third quarter of 2013.

Asset, Deposit and Loan Activity

Total assets were $13.0 billion at December 31, 2013 compared with $13.4 billion at December 31, 2012. Total deposits were $10.8 billion at December 31, 2013 compared with $11.1 billion at December 31, 2012. Loans and leases, net of unearned income, were $9.0 billion at December 31, 2013 compared with $8.6 billion at December 31, 2012.

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BXS Announces Fourth Quarter Results

January 22, 2014

The decrease in time deposits of $285.0 million, or 11.0 percent, at December 31, 2013 compared to December 31, 2012 was partially offset by growth in noninterest bearing demand deposits, which increased $99.4 million, or 3.9 percent, over the same period. Additionally, savings deposits increased $88.3 million, or 7.7 percent, while interest bearing demand deposits declined $217.0 million, or 4.5 percent, over the same period. As of December 31, 2013, $870.9 million of time deposits were scheduled to mature during the following two quarters at a weighted average rate of 0.90 percent.

Provision for Credit Losses and Allowance for Credit Losses

For the fourth quarter of 2013, no provision for credit losses was recorded, compared with $6.0 million for the fourth quarter of 2012 and $0.5 million for the third quarter of 2013. Net charge-offs for the fourth quarter of 2013 were $0.7 million, compared with $10.6 million for the fourth quarter of 2012 and $7.6 million for the third quarter of 2013. Recoveries of previously charged-off loans were $7.6 million for the fourth quarter of 2013, compared with $9.2 million for the fourth quarter of 2012 and $4.3 million for the third quarter of 2013. Annualized net charge-offs were 0.03 percent of average loans and leases for the fourth quarter of 2013, compared with 0.49 percent for the fourth quarter of 2012 and 0.35 percent for the third quarter of 2013.

NPLs were $120.4 million, or 1.34 percent of net loans and leases, at December 31, 2013, compared with $233.6 million, or 2.70 percent of net loans and leases, at December 31, 2012, and $144.3 million, or 1.65 percent of net loans and leases, at September 30, 2013. The allowance for credit losses was $153.2 million, or 1.71 percent of net loans and leases, at December 31, 2013 compared with $164.5 million, or 1.90 percent of net loans and leases, at December 31, 2012 and $154.0 million, or 1.76 percent of net loans and leases, at September 30, 2013.

NPLs at December 31, 2013 consisted primarily of $92.2 million of nonaccrual loans, compared with $121.4 million of nonaccrual loans at September 30, 2013. Payments received on nonaccrual loans during the fourth quarter of 2013 totaled $25.3 million, compared with payments received on such loans of $27.7 million during the third quarter of 2013. NPLs at December 31, 2013 also included $1.2 million of loans 90 days or more past due and still accruing, compared with $1.5 million of such loans at September 30, 2013, and included restructured loans still accruing of $27.0 million at December 31, 2013, compared with $21.5 million of such loans at September 30, 2013. Early stage past due loans, representing loans 30-89 days past due, totaled $33.8 million at December 31, 2013 compared to $28.9 million at September 30, 2013.

Included in nonaccrual loans at December 31, 2013 were $48.1 million of loans, or 52.2 percent of total nonaccrual loans, that were paying as agreed, compared with $61.5 million, or 50.6 percent of total nonaccrual loans, at September 30, 2013. These loans were generally placed on nonaccrual status because the collateral values were less than the outstanding balances, and because of uncertainty as to whether the borrowers possessed adequate liquidity or would be able to generate sufficient cash flow to satisfy the debt given the short-fall in collateral values. Such loans are generally deemed to be impaired, with a specific reserve established for the difference in the balance owed and the disposition value of the collateral.

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BXS Announces Fourth Quarter Results

January 22, 2014

Other real estate owned (“OREO”) decreased $7.5 million to $69.3 million during the fourth quarter of 2013 from $76.9 million at September 30, 2013. This net decrease reflected $7.9 million of OREO added through foreclosure, offset by sales of OREO of $14.3 million. Write-downs in the value of existing properties were $1.1 million for the fourth quarter of 2013 compared to $1.8 million for the third quarter of 2013. Sales of OREO during the fourth quarter of 2013 resulted in a net loss of $0.9 million compared to a net loss of $0.4 million for the third quarter of 2013. At December 31, 2013, OREO was carried at 43.6 percent of the aggregate loan balances at the time of foreclosure, compared with 45.6 percent at September 30, 2013.

Noninterest Revenue

Noninterest revenue was $65.1 million for the fourth quarter of 2013, compared with $70.9 million for the fourth quarter of 2012 and $62.5 million for the third quarter of 2013. These results included a positive mortgage servicing rights (“MSR”) valuation adjustment of $2.9 million for the fourth quarter of 2013 compared with a positive MSR valuation adjustment of $0.2 million for the fourth quarter of 2012 and a negative MSR valuation adjustment of $0.2 million for the third quarter of 2013.

Excluding the MSR valuation adjustments, net mortgage lending revenue was $6.7 million for the fourth quarter of 2013, compared with $17.0 million for the fourth quarter of 2012 and $5.4 million for the third quarter of 2013. Mortgage origination volume for the fourth quarter of 2013 was $222.3 million, compared with $549.4 million for the fourth quarter of 2012 and $341.9 million for the third quarter of 2013.

Credit and debit card fee revenue was $8.3 million for the fourth quarter of 2013, compared with $8.1 million for the fourth quarter of 2012 and $8.8 million for the third quarter of 2013. Deposit service charge revenue was $13.6 million for the fourth quarter of 2013, compared with $13.9 million for the fourth quarter of 2012 and $13.7 million for the third quarter of 2013. Insurance commission revenue was $21.4 million for the fourth quarter of 2013, compared with $20.5 million for the fourth quarter of 2012 and $23.8 million for the third quarter of 2013.

Noninterest Expense

Noninterest expense for the fourth quarter of 2013 was $127.8 million, compared with $143.2 million for the fourth quarter of 2012 and $129.4 million for the third quarter of 2013. Noninterest expense for the third quarter included pre-tax charges of $2.9 million related to the write-off of unamortized issuance costs associated with the redemption of the outstanding 8.15 percent trust preferred securities and $2.8 million to increase the litigation accrual related to probable losses associated with various legal proceedings. Salaries and employee benefits expense was $75.5 million for the fourth quarter of 2013 compared to $77.2 million for the fourth quarter of 2012 and $73.5 million for the third quarter of 2013. Foreclosed property expense was $2.8 million for the fourth quarter of 2013 compared with $12.0 million for the fourth quarter of 2012 and $3.3 million for the third quarter of 2013. Deposit insurance assessments were $2.7 million for the fourth quarter of 2013 compared to $3.1 million for the fourth quarter of 2012 and $3.3 million for the third quarter of 2013.

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BXS Announces Fourth Quarter Results

January 22, 2014

Capital Management

BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.99 percent at December 31, 2013 and total risk based capital of 14.25 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, for “well capitalized” classification. The Company’s equity capitalization consists of 100 percent common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 11.61 percent at December 31, 2013, compared with 10.82 percent at December 31, 2012 and 11.46 percent at September 30, 2013. The ratio of tangible shareholders’ equity to tangible assets was 9.44 percent at December 31, 2013, compared with 8.83 percent at December 31, 2012 and 9.43 percent at September 30, 2013.

Recent Transaction Announcements

On December 18, 2013, BancorpSouth Insurance Services, Inc. acquired the assets of Houston, Texas based GEM Insurance Agencies, LP. GEM was formed in 1954 and produces annual commission revenues of approximately $9 million. As a part of the transaction, the Company’s existing Houston office will re-locate into GEM’s current office located at 3355 West Alabama Street in Houston. The combined operations are expected to produce annual revenues of approximately $11 million.

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates twelve (12) full-service banking offices along the I-20 corridor and has loan production offices in Madison, Mississippi and Natchitoches, Louisiana. As of December 31, 2013 (unaudited), OIB, on a consolidated basis, reported total assets of $652.5 million, total loans of $477.8 million and total deposits of $549.7 million. Under the terms of the definitive agreement, the Company will issue a maximum of 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The terms of the agreement provide for a collar with respect to the total deal value ranging from $99 million to $112 million. The merger has been unanimously approved by the Boards of Directors of both companies and is expected to close during the second quarter of 2014. The transaction is subject to certain conditions, including the approval by OIB’s shareholders and customary regulatory approvals.

Earlier today, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of December 31, 2013 (unaudited), Central Community Corporation, on a consolidated basis, reported total assets of $1.3 billion, total loans of $555.5 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue

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BXS Announces Fourth Quarter Results

January 22, 2014

approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Boards of Directors of both companies and is expected to close during the second quarter of 2014. The transaction is subject to certain conditions, including the approval by Central Community Corporation’s shareholders and customary regulatory approvals.

Summary

Rollins concluded, “We are extremely proud of the progress that our Company made during 2013. Going into the year, we consistently communicated the need to grow while improving our cost structure. We have made meaningful strides towards both goals. We reported net loan growth for three consecutive quarters, which contributed to net loan growth of almost 4 percent for the year. We have also continued to drive expenses down through specific initiatives as well as through more disciplined expense management. As we look to 2014, the goals are the same. There remains work to be done to right-size our cost structure and we must continue to grow. We are excited about the two bank deals that have been announced this month and the opportunities they will provide for our Company going forward. We believe both of these deals will be an integral part of our strategy to grow and to better leverage our current operating structure.”

Conference Call

BancorpSouth will conduct a conference call to discuss its fourth quarter 2013 results on January 23, 2014, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.0 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 292 commercial banking, mortgage, and insurance locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

In connection with the proposed merger of Ouachita Bancshares Corp. with and into BancorpSouth, BancorpSouth will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and Ouachita Bancshares Corp. are encouraged to read the registration statement, including the proxy statement/prospectus that will be a part of the registration statement, because it will contain important information about the merger, BancorpSouth and Ouachita Bancshares Corp. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be available for free on the SEC’s web site (www.sec.gov), and the proxy statement/prospectus will also be made available for free from the Corporate Secretary of each of BancorpSouth and Ouachita Bancshares Corp.

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BXS Announces Fourth Quarter Results

January 22, 2014

In connection with the proposed merger of Central Community Corporation with and into BancorpSouth, BancorpSouth will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and Central Community Corporation are encouraged to read the registration statement, including the proxy statement/prospectus that will be a part of the registration statement, because it will contain important information about the merger, BancorpSouth and Central Community Corporation After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be available for free on the SEC’s web site (www.sec.gov), and the proxy statement/prospectus will also be made available for free from the Corporate Secretary of each of BancorpSouth and Central Community Corporation

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation,, statements relating to revenue estimates for the Company’s operations in Houston, Texas following the closing of the transaction with GEM and the potential for expansion of the Company’s business in Houston, the terms and closing of the proposed transactions with Ouachita Bancshares Corp. and Central Community Corporation, acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services, the opportunities to enhance market share in certain markets and market acceptance of the Company generally in new markets, the impact of cost-saving initiatives, our ability to improve efficiency, and our use of non-GAAP financial measures.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, the ability to obtain required shareholder and regulatory approvals of the mergers, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corp. to close the mergers, the ability of the Company to expand its insurance operations in Houston, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s other real estate owned, limitations on the Company’s ability to declare and pay dividends, the impact of legal or administrative proceedings, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic or environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the financial results of financial services companies and other factors detailed from time to time in the Company’s press releases and filings with the Securities and Exchange Commission.

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 12/31/2013	Quarter Ended 9/30/2013	Quarter Ended 6/30/2013	Quarter Ended 3/31/2013	Quarter Ended 12/31/2012
Earnings Summary:
Interest revenue	$112,510	$111,961	$112,009	$113,027	$117,095
Interest expense	10,093	11,720	13,796	14,949	16,234

Net interest revenue	102,417	100,241	98,213	98,078	100,861
Provision for credit losses	—	500	3,000	4,000	6,000

Net interest revenue, after provision for credit losses	102,417	99,741	95,213	94,078	94,861
Noninterest revenue	65,125	62,514	76,109	71,318	70,901
Noninterest expense	127,830	129,397	142,251	135,371	143,219

Income before income taxes	39,712	32,858	29,071	30,025	22,543
Income tax expense	12,014	8,001	8,316	9,220	5,563

Net income	$27,698	$24,857	$20,755	$20,805	$16,980

Balance Sheet - Period End Balances
Total assets	$13,029,733	$12,916,153	$13,217,705	$13,393,135	$13,397,198
Total earning assets	11,814,060	11,765,785	11,961,836	12,263,743	12,179,958
Total securities	2,466,989	2,554,156	2,644,939	2,607,176	2,434,032
Loans and leases, net of unearned income	8,958,015	8,773,115	8,678,714	8,581,538	8,636,989
Allowance for credit losses	153,236	153,974	161,047	162,601	164,466
Total deposits	10,773,836	10,717,946	10,961,618	11,164,926	11,088,146
Long-term debt	81,714	83,500	33,500	33,500	33,500
Total shareholders’ equity	1,513,130	1,480,611	1,459,793	1,465,180	1,449,052

Balance Sheet - Average Balances
Total assets	$12,955,127	$12,928,505	$13,146,040	$13,249,374	$13,143,193
Total earning assets	11,869,072	11,846,790	12,060,189	12,154,624	12,045,432
Total securities	2,511,888	2,598,786	2,616,274	2,520,414	2,454,031
Loans and leases, net of unearned income	8,830,917	8,682,966	8,588,673	8,580,329	8,635,139
Total deposits	10,739,352	10,745,945	10,938,489	11,090,989	10,938,246
Long-term debt	81,714	62,848	33,500	33,500	33,500
Total shareholders’ equity	1,501,928	1,474,047	1,475,211	1,462,140	1,454,417

Nonperforming Assets:
Non-accrual loans and leases	$92,173	$121,353	$149,542	$188,190	$207,241
Loans and leases 90+ days past due, still accruing	1,226	1,479	1,440	1,125	1,210
Restructured loans and leases, still accruing	27,007	21,502	16,953	17,702	25,099

Non-performing loans (NPLs)	120,406	144,334	167,935	207,017	233,550

Other real estate owned	69,338	76,853	88,438	96,314	103,248

Non-performing assets (NPAs)	$189,744	$221,187	$256,373	$303,331	$336,798

Financial Ratios and Other Data:
Return on average assets	0.85%	0.76%	0.63%	0.64%	0.51%
Return on average shareholders’ equity	7.32%	6.69%	5.64%	5.77%	4.64%
Return on tangible equity	9.16%	8.29%	7.12%	7.19%	5.84%
Pre-tax pre-provision return on average assets	1.22%	1.02%	0.98%	1.04%	0.86%
Non-interest income to average assets	1.99%	1.92%	2.32%	2.18%	2.15%
Non-interest expense to average assets	3.91%	3.97%	4.34%	4.14%	4.34%
Net interest margin-fully taxable equivalent	3.52%	3.45%	3.36%	3.37%	3.44%
Net interest rate spread	3.39%	3.32%	3.21%	3.21%	3.26%
Efficiency ratio (tax equivalent)	75.00%	78.11%	80.25%	78.55%	81.93%
Loan/deposit ratio	83.15%	81.85%	79.17%	76.86%	77.89%
Price to earnings mult (avg)	25.68	22.66	20.34	18.74	16.16
Market value to book value	160.04%	128.22%	115.42%	105.88%	94.87%
Market value to book value (avg)	143.60%	126.22%	107.59%	98.61%	90.83%
Headcount FTE	4,005	3,994	4,077	4,229	4,249

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 12/31/2013	Quarter Ended 9/30/2013	Quarter Ended 6/30/2013	Quarter Ended 3/31/2013	Quarter Ended 12/31/2012

Credit Quality Ratios:
Net charge-offs to average loans and leases (annualized)	0.03%	0.35%	0.21%	0.27%	0.49%
Provision for credit losses to average loans and leases (annualized)	0.00%	0.02%	0.14%	0.19%	0.28%
Allowance for credit losses to net loans and leases	1.71%	1.76%	1.86%	1.89%	1.90%
Allowance for credit losses to non-performing loans and leases	127.27%	106.68%	95.90%	78.54%	70.42%
Allowance for credit losses to non-performing assets	80.76%	69.61%	62.82%	53.61%	48.83%
Non-performing loans and leases to net loans and leases	1.34%	1.65%	1.94%	2.41%	2.70%
Non-performing assets to net loans and leases	2.12%	2.52%	2.95%	3.53%	3.90%

Equity Ratios:
Total shareholders’ equity to total assets	11.61%	11.46%	11.04%	10.94%	10.82%
Tangible shareholders’ equity to tangible assets	9.44%	9.43%	9.04%	8.96%	8.83%

Capital Adequacy:
Tier 1 capital	12.99%	13.25%	14.21%	14.06%	13.77%
Total capital	14.25%	14.50%	15.47%	15.31%	15.03%
Tier 1 leverage capital	9.93%	9.93%	10.58%	10.33%	10.25%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.29	$0.26	$0.22	$0.22	$0.18
Diluted earnings per share	0.29	0.26	0.22	0.22	0.18
Cash dividends per share	0.05	0.05	0.01	0.01	0.01
Book value per share	15.89	15.55	15.34	15.39	15.33
Tangible book value per share	12.60	12.50	12.28	12.33	12.23
Market value per share (last)	25.42	19.94	17.70	16.30	14.54
Market value per share (high)	25.54	20.77	18.06	16.52	15.00
Market value per share (low)	19.64	17.76	14.72	14.14	12.55
Market value per share (avg)	22.81	19.63	16.50	15.18	13.92
Dividend payout ratio	17.19%	19.15%	4.59%	4.55%	5.57%
Total shares outstanding	95,261,691	95,211,602	95,190,797	95,174,441	94,549,867
Average shares outstanding - basic	95,217,203	95,201,238	95,177,167	94,595,897	94,496,341
Average shares outstanding - diluted	95,644,383	95,519,318	95,405,965	94,756,356	94,616,383

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.52%	4.55%	4.62%	4.70%	4.76%
Available-for-sale securities:
Taxable	1.51%	1.50%	1.55%	1.70%	1.76%
Tax-exempt	5.52%	5.61%	5.47%	5.53%	5.42%
Short-term investments	0.25%	0.25%	0.25%	0.25%	0.25%
Total interest earning assets and revenue	3.86%	3.85%	3.82%	3.87%	3.97%
Deposits:	0.34%	0.36%	0.39%	0.43%	0.47%
Demand - interest bearing	0.18%	0.18%	0.21%	0.26%	0.30%
Savings	0.13%	0.12%	0.14%	0.18%	0.22%
Other time	1.13%	1.18%	1.23%	1.27%	1.32%
Short-term borrowings	0.07%	0.07%	0.07%	0.07%	0.07%
Junior subordinated debt	2.96%	6.57%	7.16%	7.23%	7.12%
Long-term debt	2.94%	3.19%	4.18%	4.21%	4.14%
Total interest bearing liabilities and expense	0.46%	0.53%	0.61%	0.66%	0.71%
Interest bearing liabilities to interest earning assets	72.91%	74.15%	74.70%	75.54%	75.15%
Net interest tax equivalent adjustment	$2,893	$2,905	$2,931	$2,939	$3,162

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
	(Dollars in thousands)
Assets
Cash and due from banks	$208,961	$199,464	$268,647	$147,947	$223,814
Interest bearing deposits with other banks	319,462	361,401	526,608	969,506	979,800
Available-for-sale securities, at fair value	2,466,989	2,554,156	2,644,939	2,607,176	2,434,032
Loans and leases	8,993,888	8,806,392	8,711,023	8,614,791	8,672,752
Less: Unearned income	35,873	33,277	32,309	33,253	35,763
Allowance for credit losses	153,236	153,974	161,047	162,601	164,466

Net loans and leases	8,804,779	8,619,141	8,517,667	8,418,937	8,472,523
Loans held for sale	69,593	77,114	111,574	105,523	129,138
Premises and equipment, net	315,260	314,441	313,079	313,980	319,456
Accrued interest receivable	42,150	43,034	41,425	44,696	44,356
Goodwill	286,800	275,173	275,173	275,173	275,173
Other identifiable intangibles	26,079	15,179	15,865	16,586	17,329
Bank owned life insurance	239,434	236,969	235,015	233,007	231,120
Other real estate owned	69,338	76,853	88,438	96,314	103,248
Other assets	180,888	143,228	179,275	164,290	167,209

Total Assets	$13,029,733	$12,916,153	$13,217,705	$13,393,135	$13,397,198

Liabilities
Deposits:
Demand: Noninterest bearing	$2,644,592	$2,597,762	$2,610,768	$2,582,859	$2,545,169
Interest bearing	4,582,450	4,493,359	4,667,041	4,840,330	4,799,496
Savings	1,234,130	1,220,227	1,210,497	1,212,736	1,145,785
Other time	2,312,664	2,406,598	2,473,312	2,529,001	2,597,696

Total deposits	10,773,836	10,717,946	10,961,618	11,164,926	11,088,146
Federal funds purchased and securities sold under agreement to repurchase	421,028	418,623	382,871	353,742	414,611
Accrued interest payable	4,836	5,156	5,230	5,519	6,140
Junior subordinated debt securities	31,446	31,446	160,312	160,312	160,312
Long-term debt	81,714	83,500	33,500	33,500	33,500
Other liabilities	203,743	178,871	214,381	209,956	245,437

Total Liabilities	11,516,603	11,435,542	11,757,912	11,927,955	11,948,146
Shareholders’ Equity
Common stock	238,079	238,029	237,976	237,936	236,375
Capital surplus	312,900	312,798	312,074	311,091	311,909
Accumulated other comprehensive loss	(29,959)	(39,389)	(39,333)	(13,120)	(8,646)
Retained earnings	992,110	969,173	949,076	929,273	909,414

Total Shareholders’ Equity	1,513,130	1,480,611	1,459,793	1,465,180	1,449,052

Total Liabilities & Shareholders’ Equity	$13,029,733	$12,916,153	$13,217,705	$13,393,135	$13,397,198

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
	(Dollars in thousands)
Assets
Cash and due from banks	$163,948	$163,322	$160,615	$169,259	$164,801
Interest bearing deposits with other banks	471,695	487,075	765,729	963,600	849,710
Available-for-sale securities, at fair value	2,511,888	2,598,786	2,616,274	2,520,414	2,454,031
Loans and leases	8,864,983	8,715,894	8,621,849	8,615,503	8,671,559
Less: Unearned income	34,066	32,928	33,176	35,174	36,420
Allowance for credit losses	153,443	160,609	163,252	166,210	170,081

Net loans and leases	8,677,474	8,522,357	8,425,421	8,414,119	8,465,058
Loans held for sale	54,572	77,964	89,513	90,281	106,552
Premises and equipment, net	315,174	312,724	313,147	316,672	320,439
Accrued interest receivable	39,665	39,354	39,317	40,806	43,144
Goodwill	279,091	275,173	275,173	275,173	275,173
Other identifiable intangibles	18,658	15,446	16,142	16,876	17,511
Bank owned life insurance	237,657	235,708	233,670	231,814	208,504
Other real estate owned	77,211	86,545	91,505	97,336	119,852
Other assets	108,094	114,051	119,534	113,024	118,418

Total Assets	$12,955,127	$12,928,505	$13,146,040	$13,249,374	$13,143,193

Liabilities
Deposits:
Demand: Noninterest bearing	$2,667,667	$2,551,812	$2,522,577	$2,463,436	$2,482,168
Interest bearing	4,484,269	4,530,219	4,707,277	4,891,412	4,703,500
Savings	1,224,588	1,216,599	1,208,454	1,173,603	1,117,297
Other time	2,362,828	2,447,315	2,500,181	2,562,538	2,635,281

Total deposits	10,739,352	10,745,945	10,938,489	11,090,989	10,938,246
Federal funds purchased and securities sold under agreement to repurchase	469,245	441,807	399,789	360,178	401,968
Accrued interest payable	5,051	5,391	5,481	7,026	7,613
Junior subordinated debt securities	31,446	86,074	160,312	160,312	160,312
Long-term debt	81,714	62,848	33,500	33,500	33,500
Other liabilities	126,391	112,393	133,258	135,229	147,137

Total Liabilities	11,453,199	11,454,458	11,670,829	11,787,234	11,688,776
Shareholders’ Equity
Common stock	238,038	237,997	237,956	236,922	236,197
Capital surplus	312,835	312,349	311,480	311,603	311,540
Accumulated other comprehensive (loss) income	(32,267)	(43,695)	(15,277)	(10,313)	1,260
Retained earnings	983,322	967,396	941,052	923,928	905,420

Total Shareholders’ Equity	1,501,928	1,474,047	1,475,211	1,462,140	1,454,417

Total Liabilities & Shareholders’ Equity	$12,955,127	$12,928,505	$13,146,040	$13,249,374	$13,143,193

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					Year Ended
	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12	Dec-13	Dec-12
INTEREST REVENUE:
Loans and leases	$99,989	$98,836	$98,524	$99,092	$102,925	$396,441	$425,611
Deposits with other banks	299	310	483	602	529	1,694	1,711
Federal funds sold and securities purchased under agreement to resell	—	—	—	—	—	—	3
Available-for-sale securities:
Taxable	7,963	8,218	8,405	8,700	8,729	33,286	39,408
Tax-exempt	3,810	3,866	3,911	3,960	4,083	15,547	16,658
Loans held for sale	449	731	686	673	829	2,539	3,033

Total interest revenue	112,510	111,961	112,009	113,027	117,095	449,507	486,424

INTEREST EXPENSE:
Interest bearing demand	2,036	2,061	2,423	3,125	3,588	9,645	16,111
Savings	387	383	422	513	606	1,705	2,697
Other time	6,746	7,271	7,671	8,041	8,749	29,729	39,797
Federal funds purchased and securities sold under agreement to repurchase	84	80	70	63	72	297	274
Long-term debt	605	501	349	348	349	1,803	1,446
Junior subordinated debt	235	1,424	2,860	2,857	2,869	7,376	11,502
Other	—	—	1	2	1	3	6

Total interest expense	10,093	11,720	13,796	14,949	16,234	50,558	71,833

Net interest revenue	102,417	100,241	98,213	98,078	100,861	398,949	414,591
Provision for credit losses	—	500	3,000	4,000	6,000	7,500	28,000

Net interest revenue, after provision for credit losses	102,417	99,741	95,213	94,078	94,861	391,449	386,591

NONINTEREST REVENUE:
Mortgage lending	9,605	5,134	17,892	12,346	17,188	44,977	56,919
Credit card, debit card and merchant fees	8,324	8,834	8,324	7,523	8,125	33,005	31,705
Deposit service charges	13,570	13,679	12,824	12,832	13,875	52,905	56,877
Trust income	3,717	3,332	3,192	3,210	3,391	13,451	11,913
Security gains (losses), net	29	(5)	3	19	152	46	442
Insurance commissions	21,397	23,800	25,862	26,641	20,502	97,700	90,138
Other	8,483	7,740	8,012	8,747	7,668	32,982	32,155

Total noninterest revenue	65,125	62,514	76,109	71,318	70,901	275,066	280,149

NONINTEREST EXPENSE:
Salaries and employee benefits	75,466	73,532	78,284	79,414	77,203	306,696	304,624
Occupancy, net of rental income	9,935	10,360	10,577	10,237	10,643	41,109	42,140
Equipment	4,298	4,555	4,585	4,948	5,309	18,386	20,849
Deposit insurance assessments	2,687	3,325	2,939	2,804	3,103	11,755	16,478
Voluntary early retirement expense	—	—	10,850	—	—	10,850	—
Write-off and amortization of bond issue cost	12	2,907	38	38	38	2,995	153
Other	35,432	34,718	34,978	37,930	46,923	143,058	164,949

Total noninterest expenses	127,830	129,397	142,251	135,371	143,219	534,849	549,193

Income before income taxes	39,712	32,858	29,071	30,025	22,543	131,666	117,547
Income tax expense	12,014	8,001	8,316	9,220	5,563	37,551	33,252

Net income	$27,698	$24,857	$20,755	$20,805	$16,980	$94,115	$84,295

Net income per share: Basic	$0.29	$0.26	$0.22	$0.22	$0.18	$0.99	$0.90

Diluted	$0.29	$0.26	$0.22	$0.22	$0.18	$0.99	$0.90

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,529,249	$1,503,809	$1,552,762	$1,480,916	$1,476,611
Real estate
Consumer mortgages	1,976,073	1,931,171	1,880,338	1,871,312	1,873,875
Home equity	494,339	490,361	482,068	482,398	486,074
Agricultural	234,576	234,547	237,914	249,467	256,196
Commercial and industrial-owner occupied	1,473,320	1,422,077	1,375,711	1,334,974	1,333,103
Construction, acquisition and development	741,458	723,609	709,499	728,092	735,808
Commercial real estate	1,846,039	1,795,352	1,754,841	1,739,533	1,748,881
Credit cards	111,328	105,112	103,251	98,803	104,884
All other	551,633	567,077	582,330	596,043	621,557

Total loans	$8,958,015	$8,773,115	$8,678,714	$8,581,538	$8,636,989

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$153,974	$161,047	$162,601	$164,466	$169,019

Loans and leases charged off:
Commercial and industrial	(837)	(889)	(1,008)	(1,938)	(2,174)
Real estate
Consumer mortgages	(1,435)	(2,996)	(3,114)	(1,614)	(3,789)
Home equity	(287)	(379)	(201)	(602)	(1,064)
Agricultural	(238)	(169)	(327)	(2)	(456)
Commercial and industrial-owner occupied	(1,041)	(1,684)	(830)	(300)	(1,421)
Construction, acquisition and development	(1,784)	(1,727)	(2,036)	(1,198)	(5,286)
Commercial real estate	(1,039)	(2,441)	(3,720)	(3,141)	(4,026)
Credit cards	(559)	(750)	(557)	(450)	(531)
All other	(1,108)	(837)	(462)	(492)	(977)

Total loans charged off	(8,328)	(11,872)	(12,255)	(9,737)	(19,724)

Recoveries:
Commercial and industrial	1,361	820	747	589	3,507
Real estate
Consumer mortgages	1,735	1,516	708	1,108	819
Home equity	97	66	184	260	66
Agricultural	34	48	120	13	10
Commercial and industrial-owner occupied	734	297	1,439	254	561
Construction, acquisition and development	2,483	953	360	886	1,621
Commercial real estate	784	221	3,634	339	2,208
Credit cards	133	164	184	148	144
All other	229	214	325	275	235

Total recoveries	7,590	4,299	7,701	3,872	9,171

Net charge-offs	(738)	(7,573)	(4,554)	(5,865)	(10,553)
Provision charged to operating expense	—	500	3,000	4,000	6,000

Balance, end of period	$153,236	$153,974	$161,047	$162,601	$164,466

Average loans for period	$8,830,917	$8,682,966	$8,588,673	$8,580,329	$8,635,139

Ratio:
Net charge-offs to average loans (annualized)	0.03%	0.35%	0.21%	0.27%	0.49%

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$3,079	$5,498	$6,225	$7,009	$9,311
Real estate
Consumer mortgages	25,645	30,569	34,226	39,012	36,133
Home equity	3,695	3,287	3,862	4,272	3,497
Agricultural	1,260	4,086	5,007	6,667	7,587
Commercial and industrial-owner occupied	18,568	18,138	17,084	20,719	20,910
Construction, acquisition and development	17,567	26,127	39,315	51,728	66,635
Commercial real estate	20,972	31,468	40,940	55,318	57,656
Credit cards	119	196	398	418	415
All other	1,268	1,984	2,485	3,047	5,097

Total nonaccrual loans and leases	$92,173	$121,353	$149,542	$188,190	$207,241

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	$27	$15	$—	$22	$414
Real estate
Consumer mortgages	888	1,178	1,107	842	512
Home equity	—	—	—	—	—
Agricultural	—	—	—	—	10
Commercial and industrial-owner occupied	—	—	—	—	19
Construction, acquisition and development	—	—	—	—	—
Commercial real estate	311	—	120	—	—
Credit cards	—	263	213	261	228
All other	—	23	—	—	27

Total loans and leases 90+ days past due, still accruing	1,226	1,479	1,440	1,125	1,210

Restructured Loans and Leases, Still Accruing	27,007	21,502	16,953	17,702	25,099

Total non-performing loans and leases	120,406	144,334	167,935	207,017	233,550

OTHER REAL ESTATE OWNED:	69,338	76,853	88,438	96,314	103,248

Total Non-performing Assets	$189,744	$221,187	$256,373	$303,331	$336,798

Additions to Nonaccrual Loans and Leases During the Quarter	$18,556	$21,182	$21,890	$22,294	$44,674

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$2,817	$1,909	$1,517	$1,764	$3,080
Real estate
Consumer mortgages	14,150	10,914	11,887	11,720	13,403
Home equity	1,828	1,278	1,315	1,567	1,272
Agricultural	495	761	569	757	306
Commercial and industrial-owner occupied	4,081	1,995	1,323	956	3,498
Construction, acquisition and development	1,993	3,920	1,835	4,292	2,303
Commercial real estate	5,574	5,818	535	1,331	1,176
Credit cards	655	688	668	544	777
All other	2,189	1,634	1,591	1,473	2,422

Total Loans and Leases 30-89 days past due, still accruing	$33,782	$28,917	$21,240	$24,404	$28,237

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.00%	0.02%	0.14%	0.19%	0.28%
Allowance for credit losses to net loans and leases	1.71%	1.76%	1.86%	1.89%	1.90%
Allowance for credit losses to non-performing assets	80.76%	69.61%	62.82%	53.61%	48.83%
Allowance for credit losses to non-performing loans and leases	127.27%	106.68%	95.90%	78.54%	70.42%
Non-performing loans and leases to net loans and leases	1.34%	1.65%	1.94%	2.41%	2.70%
Non-performing assets to net loans and leases	2.12%	2.52%	2.95%	3.53%	3.9 0%

-MORE-

BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
REAL ESTATE CONSTRUCTION, ACQUISITION AND DEVELOPMENT (“CAD”) PORTFOLIO:
Outstanding Balance
Multi-family construction	$7,702	$7,974	$8,902	$8,182	$6,542
One-to-four family construction	224,286	203,988	202,603	193,032	177,392
Recreation and all other loans	36,868	41,762	42,132	42,909	44,840
Commercial construction	150,847	139,041	117,901	111,702	114,099
Commercial acquisition and development	128,157	136,206	136,174	154,997	161,546
Residential acquisition and development	193,598	194,638	201,787	217,270	231,389

Total outstanding balance	$741,458	$723,609	$709,499	$728,092	$735,808

Nonaccrual CAD Loans
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	2,937	3,249	6,193	8,154	10,609
Recreation and all other loans	728	782	800	978	1,160
Commercial construction	865	1,686	2,765	3,381	5,889
Commercial acquisition and development	6,890	11,150	14,225	14,240	17,337
Residential acquisition and development	6,147	9,260	15,332	24,975	31,640

Total nonaccrual CAD loans	$17,567	$26,127	$39,315	$51,728	$66,635

CAD Loans 90+ Days Past Due, Still Accruing:
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	—	—	—	—	—
Recreation and all other loans	—	—	—	—	—
Commercial construction	—	—	—	—	—
Commercial acquisition and development	—	—	—	—	—
Residential acquisition and development	—	—	—	—	—

Total CAD loans 90+ days past due, still accruing	$—	$—	$—	$—	$—

Restructured CAD Loans, Still Accruing
Multi-family construction	$—	$—	$—	$—	$—
One-to-four family construction	1,274	1,028	867	—	781
Recreation and all other loans	13	15	15	17	17
Commercial construction	346	348	351	—	—
Commercial acquisition and development	1,990	2,010	2,030	2,047	458
Residential acquisition and development	3,111	3,162	3,458	5,148	4,107

Total restructured CAD loans, still accruing	$6,734	$6,563	$6,721	$7,212	$5,363

Total Non-performing CAD loans	$24,301	$32,690	$46,036	$58,940	$71,998

CAD NPL as a % of Outstanding CAD Balance
Multi-family construction	—	—	—	—	—
One-to-four family construction	1.9%	2.1%	3.5%	4.2%	6.4%
Recreation and all other loans	2.0%	1.9%	1.9%	2.3%	2.6%
Commercial construction	0.8%	1.5%	2.6%	3.0%	5.2%
Commercial acquisition and development	6.9%	9.7%	11.9%	10.5%	11.0%
Residential acquisition and development	4.8%	6.4%	9.3%	13.9%	15.4%
Total CAD NPL as a % of outstanding CAD balance	3.3%	4.5%	6.5%	8.1%	9.8%

-MORE-

BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	December 31, 2013
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,495,972	$978	$30,886	$99	$—	$1,314	$1,529,249
Real estate
Consumer mortgages	1,859,094	1,531	108,615	427	—	6,406	1,976,073
Home equity	478,283	250	14,570	96	—	1,140	494,339
Agricultural	214,728	779	18,187	—	—	882	234,576
Commercial and industrial-owner occupied	1,409,757	116	50,853	849	—	11,745	1,473,320
Construction, acquisition and development	674,299	1,459	49,401	587	—	15,712	741,458
Commercial real estate	1,751,553	386	76,199	420	—	17,481	1,846,039
Credit cards	111,328	—	—	—	—	—	111,328
All other	538,467	71	12,832	—	—	263	551,633

Total loans	$8,533,481	$5,570	$361,543	$2,478	$—	$54,943	$8,958,015

	September 30, 2013
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,461,578	$7,774	$31,596	$—	$—	$2,861	$1,503,809
Real estate
Consumer mortgages	1,794,492	22,114	103,987	918	—	9,660	1,931,171
Home equity	471,418	2,569	15,069	—	—	1,305	490,361
Agricultural	210,065	3,044	17,816	—	—	3,622	234,547
Commercial and industrial-owner occupied	1,343,131	12,632	52,992	475	105	12,742	1,422,077
Construction, acquisition and development	637,448	8,450	53,498	1,027	—	23,186	723,609
Commercial real estate	1,668,562	17,266	83,226	412	—	25,886	1,795,352
Credit cards	105,112	—	—	—	—	—	105,112
All other	548,402	4,497	13,695	—	—	483	567,077

Total loans	$8,240,208	$78,346	$371,879	$2,832	$105	$79,745	$8,773,115

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	As of
	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
Unpaid principal balance of impaired loans	$72,114	$106,955	$144,408	$183,440	$206,072
Cumulative charge-offs on impaired loans	17,171	27,210	38,916	45,649	49,344

Impaired nonaccrual loan and lease outstanding balance	54,943	79,745	105,492	137,791	156,728

Other non-accrual loans and leases not impaired	37,230	41,608	44,050	50,399	50,513

Total non-accrual loans and leases	$92,173	$121,353	$149,542	$188,190	$207,241

Allowance for impaired loans	4,146	3,843	7,965	11,658	10,541

Nonaccrual loans and leases, net of specific reserves	$88,027	$117,510	$141,577	$176,532	$196,700

Loans and leases 90+ days past due, still accruing	$1,226	$1,479	$1,440	$1,125	$1,210
Restructured loans and leases, still accruing	27,007	21,502	16,953	17,702	25,099

Total non-performing loans and leases	$120,406	$144,334	$167,935	$207,017	$233,550

Allowance for impaired loans	$4,146	$3,843	$7,965	$11,658	$10,541
Allowance for all other loans and leases	149,090	150,131	153,082	150,943	153,925

Total allowance for credit losses	$153,236	$153,974	$161,047	$162,601	$164,466

Outstanding balance of impaired loans	$54,943	$79,745	$105,492	$137,791	$156,728
Allowance for impaired loans	4,146	3,843	7,965	11,658	10,541

Net book value of impaired loans	$50,797	$75,902	$97,527	$126,133	$146,187

Net book value of impaired loans as a % of unpaid principal balance	70%	71%	68%	69%	71%

Coverage of other non-accrual loans and leases not impaired by the allowance for all other loans and leases	400%	361%	348%	299%	305%

Coverage of non-performing loans and leases not impaired by the allowance for all other loans and leases	228%	232%	245%	218%	200%

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	December 31, 2013
	Alabama and Florida Panhandle	Arkansas*	Mississippi*	Missouri	Greater Memphis Area	Tennessee*	Texas and Louisiana	Corporate Banking and Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$83,078	$164,113	$280,964	$36,018	$23,551	$81,253	$266,358	$593,914	$1,529,249
Real estate
Consumer mortgages	127,619	260,013	688,228	61,471	101,167	158,714	487,931	90,930	1,976,073
Home equity	64,438	39,785	165,421	20,997	67,170	70,517	64,027	1,984	494,339
Agricultural	8,416	71,200	58,042	3,575	14,547	11,129	63,155	4,512	234,576
Commercial and industrial-owner occupied	176,162	173,027	472,646	64,911	91,790	88,710	282,816	123,258	1,473,320
Construction, acquisition and development	99,980	70,508	190,990	28,024	80,339	101,782	134,551	35,284	741,458
Commercial real estate	266,963	311,504	275,601	212,869	93,079	104,034	425,933	156,056	1,846,039
Credit cards	—	—	—	—	—	—	—	111,328	111,328
All other	32,101	59,247	147,163	2,590	48,056	39,404	86,039	137,033	551,633

Total loans	$858,757	$1,149,397	$2,279,055	$430,455	$519,699	$655,543	$1,810,810	$1,254,299	$8,958,015

CAD PORTFOLIO:
Multi-family construction	$—	$997	$167	$—	$—	$4,519	$2,019	$—	$7,702
One-to-four family construction	37,616	13,995	50,717	7,332	11,861	65,188	36,707	870	224,286
Recreation and all other loans	1,575	7,787	12,178	517	4,590	1,165	9,056	—	36,868
Commercial construction	18,471	18,154	34,295	7,228	14,357	5,137	25,630	27,575	150,847
Commercial acquisition and development	12,054	15,666	37,905	5,607	23,404	11,071	21,091	1,359	128,157
Residential acquisition and development	30,264	13,909	55,728	7,340	26,127	14,702	40,048	5,480	193,598

Total CAD loans	$99,980	$70,508	$190,990	$28,024	$80,339	$101,782	$134,551	$35,284	$741,458

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$1,404	$915	$987	$—	$68	$95	$345	$365	$4,179
Real estate
Consumer mortgages	1,390	1,525	8,926	778	2,032	3,007	3,804	7,647	29,109
Home equity	746	116	938	127	304	921	539	4	3,695
Agricultural	—	753	107	272	201	—	551	1	1,885
Commercial and industrial-owner occupied	3,828	3,683	8,676	549	1,656	3,871	540	748	23,551
Construction, acquisition and development	4,460	417	4,008	2,055	8,584	1,146	2,574	1,057	24,301
Commercial real estate	3,563	139	2,981	12,112	2,278	4,056	2,586	1,649	29,364
Credit cards	—	—	—	—	—	—	—	1,764	1,764
All other	148	140	1,443	—	47	325	429	26	2,558

Total loans	$15,539	$7,688	$28,066	$15,893	$15,170	$13,421	$11,368	$13,261	$120,406

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	1.69%	0.56%	0.35%	0.00%	0.29%	0.12%	0.13%	0.06%	0.27%
Real estate
Consumer mortgages	1.09%	0.59%	1.30%	1.27%	2.01%	1.89%	0.78%	8.41%	1.47%
Home equity	1.16%	0.29%	0.57%	0.60%	0.45%	1.31%	0.84%	0.20%	0.75%
Agricultural	0.00%	1.06%	0.18%	7.61%	1.38%	0.00%	0.87%	0.02%	0.80%
Commercial and industrial-owner occupied	2.17%	2.13%	1.84%	0.85%	1.80%	4.36%	0.19%	0.61%	1.60%
Construction, acquisition and development	4.46%	0.59%	2.10%	7.33%	10.68%	1.13%	1.91%	3.00%	3.28%
Commercial real estate	1.33%	0.04%	1.08%	5.69%	2.45%	3.90%	0.61%	1.06%	1.59%
Credit cards	—	—	—	—	—	—	—	1.58%	1.58%
All other	0.46%	0.24%	0.98%	0.00%	0.10%	0.82%	0.50%	0.02%	0.46%

Total loans	1.81%	0.67%	1.23%	3.69%	2.92%	2.05%	0.63%	1.06%	1.34%

*Excludes the Greater Memphis Area.

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	December 31, 2013
	Alabama and Florida Panhandle	Arkansas*	Mississippi*	Missouri	Greater Memphis Area	Tennessee*	Texas and Louisiana	Other	Total
OTHER REAL ESTATE OWNED:
Commercial and industrial	$223	$—	$—	$—	$—	$—	$—	$—	$223
Real estate
Consumer mortgages	1,613	309	1,532	33	132	210	—	108	3,937
Home equity	442	—	—	—	—	—	—	—	442
Agricultural	907	—	216	—	1,084	930	—	—	3,137
Commercial and industrial-owner occupied	33	32	1,002	—	449	25	105	—	1,646
Construction, acquisition and development	15,667	631	11,631	1,059	22,696	5,174	257	158	57,273
Commercial real estate	353	316	569	—	980	—	140	—	2,358
All other	84	1	82	—	28	—	94	33	322

Total loans	$19,322	$1,289	$15,032	$1,092	$25,369	$6,339	$596	$299	$69,338

	Quarter Ended
	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
OTHER REAL ESTATE OWNED:
Balance, beginning of period	$76,853	$88,438	$96,314	$103,248	$128,211
Additions to foreclosed properties
New foreclosed property	7,868	9,536	9,639	2,222	8,451
Reductions in foreclosed properties
Sales	(14,272)	(19,333)	(15,641)	(7,811)	(27,892)
Writedowns	(1,111)	(1,788)	(1,874)	(1,345)	(5,522)

Balance, end of period	$69,338	$76,853	$88,438	$96,314	$103,248

FORECLOSED PROPERTY EXPENSE
Loss (gain) on sale of other real estate owned	$949	$352	$166	$(200)	$4,203
Writedown of other real estate owned	1,111	1,788	1,874	1,345	5,522
Other foreclosed property expense	771	1,158	1,205	1,209	2,266

Total foreclosed property expense	$2,831	$3,298	$3,245	$2,354	$11,991

* Excludes the Greater Memphis Area.

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
NONINTEREST REVENUE:
Mortgage lending	$9,605	$5,134	$17,892	$12,346	$17,188
Credit card, debit card and merchant fees	8,324	8,834	8,324	7,523	8,125
Deposit service charges	13,570	13,679	12,824	12,832	13,875
Trust income	3,717	3,332	3,192	3,210	3,391
Securities gains (losses), net	29	(5)	3	19	152
Insurance commissions	21,397	23,800	25,862	26,641	20,502
Annuity fees	566	719	543	483	418
Brokerage commissions and fees	1,037	2,005	2,068	2,093	1,715
Bank-owned life insurance	2,466	1,954	2,008	1,887	1,899
Other miscellaneous income	4,414	3,062	3,393	4,284	3,636

Total noninterest revenue	$65,125	$62,514	$76,109	$71,318	$70,901

NONINTEREST EXPENSE:
Salaries and employee benefits	$75,466	$73,532	$78,284	$79,414	$77,203
Occupancy, net of rental income	9,935	10,360	10,577	10,237	10,643
Equipment	4,298	4,555	4,585	4,948	5,309
Deposit insurance assessments	2,687	3,325	2,939	2,804	3,103
Voluntary early retirement expense	—	—	10,850	—	—
Amortization of bond issue cost	12	2,907	38	38	38
Advertising	1,436	1,210	1,169	743	2,045
Foreclosed property expense	2,831	3,298	3,245	2,354	11,991
Telecommunications	1,971	2,227	2,184	2,099	2,168
Public relations	972	1,105	1,175	1,005	1,304
Data processing	2,939	2,772	2,783	2,468	2,714
Computer software	2,197	2,190	2,146	1,963	2,031
Amortization of intangibles	819	686	722	743	857
Legal	2,537	4,626	3,896	9,366	3,133
Postage and shipping	1,133	1,027	1,074	1,135	1,117
Other miscellaneous expense	18,597	15,577	16,584	16,054	19,563

Total noninterest expense	$127,830	$129,397	$142,251	$135,371	$143,219

INSURANCE COMMISSIONS:
Property and casualty commissions	$15,588	$18,372	$18,762	$16,878	$14,968
Life and health commissions	4,525	4,061	5,093	4,688	4,376
Risk management income	648	628	573	650	581
Other	636	739	1,434	4,425	577

Total insurance commissions	$21,397	$23,800	$25,862	$26,641	$20,502

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$51,025	$49,001	$41,478	$37,882	$34,562
Additions to mortgage servicing rights:
Originations of servicing assets	1,984	3,826	4,012	4,268	5,146
Changes in fair value:
Due to payoffs/paydowns	(1,240)	(1,560)	(1,739)	(1,705)	(2,005)
Due to change in valuation inputs or assumptions used in the valuation model	2,894	(240)	5,252	1,037	183
Other changes in fair value	(1)	(2)	(2)	(4)	(4)

Fair value, end of period	$54,662	$51,025	$49,001	$41,478	$37,882

MORTGAGE LENDING REVENUE:
Origination	$3,590	$2,862	$10,471	$9,187	$15,131
Servicing	4,361	4,072	3,908	3,827	3,879
MSR payoffs/paydowns	(1,240)	(1,560)	(1,739)	(1,705)	(2,005)
MSR valuation adjustment	2,894	(240)	5,252	1,037	183

Total mortgage lending revenue	$9,605	$5,134	$17,892	$12,346	$17,188

Mortgage loans serviced	$5,577,325	$5,543,619	$5,393,580	$5,236,852	$5,058,912
MSR/mtg loans serviced	0.98%	0.92%	0.91%	0.79%	0.75%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,458,349	$1,519,459	$1,581,570	$1,517,725	$1,401,996
Government agency issued residential mortgage-back securities	250,234	268,367	292,586	334,550	366,875
Government agency issued commercial mortgage-back securities	230,912	229,412	227,381	196,459	91,445
Obligations of states and political subdivisions	519,405	528,889	535,337	550,475	565,873
Other	8,089	8,029	8,065	7,967	7,843

Total available-for-sale securities	$2,466,989	$2,554,156	$2,644,939	$2,607,176	$2,434,032

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BXS Announces Fourth Quarter Results

January 22, 2014

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Certain financial information included in this press release are determined by methods other than in accordance with GAAP. Management believes such measures are relevant to understanding the capital position and performance of the Company. The non-GAAP financial measures presented in this press release are tangible shareholders’ equity to tangible assets, return on tangible equity, pre-tax pre-provision return on average assets, and tangible book value per share. Additionally, disclosure of these non-GAAP financial measures provides a meaningful base for comparability to other financial institutions. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods different than those used by the Company.

Reconciliation of Pre-tax, Pre-provision Earnings:

	Quarter ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Net income	$27,698	$24,857	$20,755	$20,805	$16,980
Plus: Provision for credit losses	—	500	3,000	4,000	6,000
Income tax expense	12,014	8,001	8,316	9,220	5,563

Pre-tax, pre-provision earnings	$39,712	$33,358	$32,071	$34,025	$28,543

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to Total Assets and Total Shareholders’ Equity:

	Quarter ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Tangible assets
Total assets	$13,029,733	$12,916,153	$13,217,705	$13,393,135	$13,397,198
Less: Goodwill	286,800	275,173	275,173	275,173	275,173
Other identifiable intangible assets	26,079	15,179	15,865	16,586	17,329

Total tangible assets	$12,716,854	$12,625,801	$12,926,667	$13,101,376	$13,104,696

Tangible shareholders’ equity
Total shareholders’ equity	$1,513,130	$1,480,611	$1,459,793	$1,465,180	$1,449,052
Less: Goodwill	286,800	275,173	275,173	275,173	275,173
Other identifiable intangible assets	26,079	15,179	15,865	16,586	17,329

Total tangible shareholders’ equity	$1,200,251	$1,190,259	$1,168,755	$1,173,421	$1,156,550

Total average assets	$12,955,127	$12,928,505	$13,146,040	$13,249,374	$13,143,193
Total common shares outstanding	95,261,691	95,211,602	95,190,797	95,174,441	94,549,867

Tangible shareholders’ equity to tangible assets*	9.44%	9.43%	9.04%	8.96%	8.83%
Return on tangible equity **	9.16%	8.29%	7.12%	7.19%	5.84%
Pre-tax pre-provision return on average assets ***	1.22%	1.02%	0.98%	1.04%	0.86%
Tangible book value per share****	$12.60	$12.50	$12.28	$12.33	$12.23

*	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.

**	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.

***	Pre-tax pre-provision return on average assets is defined by the Company as annualized pre-tax pre-provision earnings divided by total average assets.

****	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.

-END-